EXHIBIT 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (831.439.2371)

rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER

AND YEAR-END 2008 RESULTS

- Annual revenue grows 12%; quarterly revenue grows 6% year-over-year

- Annual net income increases to $1.3 billion

- Annual shipments grow 15% to 183 million; quarterly shipments up 10% to 43 million

SCOTTS VALLEY, CA – July 15, 2008 – Seagate Technology (NYSE: STX) today reported disc drive unit shipments of approximately 43 million, revenue of $2.9 billion, GAAP net income of $160 million, and diluted net income per share of $0.32 for the quarter ended June 27, 2008. GAAP net income and diluted net income per share includes approximately $23 million of purchased intangibles amortization and other charges associated with Seagate’s recent acquisitions. Excluding these items, non-GAAP net income and diluted net income per share were $183 million and $0.37, respectively. Included in both GAAP and non-GAAP results are restructuring charges of approximately $36 million or approximately $0.07 per share.

For the twelve months ended June 27, 2008, Seagate reported revenue of $12.7 billion, GAAP net income of $1.3 billion, and diluted net income per share of $2.36. GAAP net income and diluted net income per share includes approximately $113 million of purchased intangibles amortization and other charges associated with Seagate’s recent acquisitions and also a net gain from asset sales of approximately $19 million. Excluding these items, non-GAAP net income and diluted net income per share were $1.4 billion and $2.54, respectively. Included in both GAAP and non-GAAP results are restructuring and other charges of approximately $88 million or approximately $0.16 per share.

“We delivered strong growth in fiscal year 2008, with unit volume and revenue up 15% and 12% respectively over fiscal year 2007, and with net income of $1.3 billion,” said Bill Watkins, Seagate chief executive officer. “Sequentially, our market-leading share positions remained unchanged in the enterprise and desktop markets, we grew our leading share position in the consumer electronics market, and grew share in the notebook and retail markets. Were it not for some product execution issues in the notebook and nearline markets, we believe we would have delivered an even stronger quarter and year, with improved share positions. We have now made significant strides in reclaiming our product leadership in these areas. While we expect that the residual effects of the previously missed execution will be reflected in the first quarter, we believe that we will grow revenue and improve earnings throughout the remainder of FY2009.”

A reconciliation of adjustments made to GAAP net income and diluted net income per share can be found following the financial statements included with this press release. Additional information relating to the financial results for the fourth fiscal quarter of 2008 can be found online at seagate.com.

Business Outlook

For the September quarter, Seagate expects to report revenue of $3.15 - $3.3 billion, and GAAP diluted net income per share of $0.18 - $0.22. Adjusting for approximately $20 million of purchased intangibles amortization and other charges associated with past closed acquisitions, non-GAAP diluted net income per share for the September quarter is expected to fall within the range of $0.22 - $0.26. The GAAP and non-GAAP outlook for the September quarter does not include restructuring costs or accelerated depreciation charges relating to the previously announced closing of our substrate operations in Limavady and the finished media operations in Milpitas. Additionally, the outlook does not include the impact of any future acquisitions, stock repurchases or potential restructuring activities the company may undertake during the quarter.

For fiscal 2009, Seagate believes the demand trends for storage continue to support healthy industry unit growth of 10-15% and industry revenue growth of 5-10%. Specific to Seagate, the company is confident that its performance relative to time-to-market, inventory management and its overall cost structure will improve as it executes the plans that are currently in place. Financial performance improvement will be incremental as the company implements numerous changes across the business during the first half of the fiscal year. As such, Seagate expects gross margins to begin improving with the December quarter and settle into the targeted range of 21-25% for the balance of the fiscal year.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.12 per share to be paid on or before August 15, 2008 to all common shareholders of record as of August 1, 2008.

During the quarter ended June 27, 2008 the company purchased, under a 10b5-1 qualified stock repurchase plan, 9.1 million of its common shares at an average cost of $21.36. The company has authorization to purchase approximately $2.0 billion of additional shares under the current stock repurchase program.

Conference Call

Seagate will hold a conference call to review the fiscal third quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 53915411

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time through July 22 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 53915411

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives and storage solutions, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, with the goal of being the time-to-market leader in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at http://www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives, particularly in view of current economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; our ability to achieve projected cost savings in connection with our announced restructuring plans; and market conditions and alternative cash imperatives which could impact our ability to repurchase stock. Information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 27, 2007 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on April 29, 2008, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 27, 2008	June 29, 2007 (a)
ASSETS
Cash and cash equivalents	$990	$988
Short-term investments	151	156
Accounts receivable, net	1,410	1,383
Inventories	945	794
Deferred income taxes	274	196
Other current assets	502	284

Total Current Assets	4,272	3,801
Property, equipment and leasehold improvements, net	2,464	2,278
Goodwill	2,352	2,300
Other intangible assets	111	188
Deferred income taxes	616	574
Other assets, net	305	331

Total Assets	$10,120	$9,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,652	$1,301
Accrued employee compensation	440	157
Accrued expenses, other	825	786
Accrued income taxes	10	75
Current portion of long-term debt	360	330

Total Current Liabilities	3,287	2,649
Other non-current liabilities	367	353
Long-term accrued income taxes	210	—
Long-term debt, less current portion	1,670	1,733

Total Liabilities	5,534	4,735
Shareholders’ Equity	4,586	4,737

Total Liabilities and Shareholders’ Equity	$10,120	$9,472

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 29, 2007.

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Revenue	$2,899	$2,744	$12,708	$11,360
Cost of revenue	2,208	2,150	9,503	9,175
Product development	270	221	1,028	904
Marketing and administrative	175	143	659	589
Amortization of intangibles	13	13	54	49
Restructuring and other, net	36	29	88	29

Total operating expenses	2,702	2,556	11,332	10,746

Income from operations	197	188	1,376	614
Interest income	6	14	57	73
Interest expense	(30)	(33)	(126)	(141)
Other, net	9	2	22	15

Other expense, net	(15)	(17)	(47)	(53)

Income before income taxes	182	171	1,329	561
Provision for (benefit from) income taxes	22	(370)	67	(352)

Net income	$160	$541	$1,262	$913

Net income per share:
Basic	$0.33	$1.00	$2.46	$1.64
Diluted	0.32	0.96	2.36	1.56
Number of shares used in per share calculations:
Basic	484	539	512	558
Diluted	500	564	538	587

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Year Ended
	June 27, 2008	June 29, 2007
OPERATING ACTIVITIES
Net income	$1,262	$913
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	844	851
Stock-based compensation	113	128
Deferred income taxes	10	(365)
Allowance for doubtful accounts receivable, net of recoveries	(3)	40
Redemption charges on 8% Senior Notes due 2009	—	19
In-process research and development	4	4
Other non-cash operating activities, net	(16)	36
Changes in operating assets and liabilities:
Current assets and liabilities	133	(781)
Non-current assets and liabilities	191	98

Net cash provided by operating activities	2,538	943

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(930)	(906)
Proceeds from sale of fixed assets	29	55
Purchases of short-term investments	(486)	(322)
Maturities and sales of short-term investments	460	997
Acquisitions, net of cash acquired	(78)	(178)
Other investing activities, net	14	(48)

Net cash used in investing activities	(991)	(402)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,477
Repayment of debt	(34)	(405)
Redemption premium on 8% Senior Notes due 2009	—	(16)
Proceeds from exercise of employee stock options and employee stock purchase plan	178	219
Dividends to shareholders	(216)	(212)
Repurchases of common shares	(1,479)	(1,526)
Other financing activities, net	6	—

Net cash used in financing activities	(1,545)	(463)

Increase in cash and cash equivalents	2	78
Cash and cash equivalents at the beginning of the period	988	910

Cash and cash equivalents at the end of the period	$990	$988

Use of non-GAAP financial information

Our results of operations have undergone significant change in the past two years, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, we supplementally disclose, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share. We also provide forecasts of these non-GAAP financial measures. A reconciliation of the adjustments to GAAP net income and diluted net income per share for the quarter and annual periods are presented in the tables below. In addition, an explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors is included under the caption “Use of Non-GAAP Financial Measures” in the Form 8-K furnished today with the U.S. Securities and Exchange Commission. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

SEAGATE TECHNOLOGY

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share data)

(Unaudited)

		For the Three Months Ended June 27, 2008	For the Year Ended June 27, 2008
GAAP net income		$160	$1,262
Non-GAAP adjustments:
Acquisition related adjustments:
- Amortization of purchased intangible assets	A	20	94
- Write-off of in-process research and development	B	—	4
- Stock-based compensation	C	3	15
- Gain on the sale of certain assets	D	—	(19)
Adjustments for taxes	E	—	—

Non-GAAP net income		183	1,356

Diluted net income per share:
GAAP		$0.32	$2.36

Non-GAAP		$0.37	$2.54

Shares used in diluted net income per share calculation:		500	538

A	For the three months and year ended June 27, 2008, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	For the Three Months Ended June 27, 2008	For the Year Ended June 27, 2008
Cost of revenue	$7	$40
Amortization of intangibles	13	54

Total amortization of purchased intangible assets	$20	$94

B	To exclude the write-off of in-process research and development related to the MetaLINCS acquisition (allocated to Product development)

C	For the three months and year ended June 27, 2008, stock-based compensation expense related to the Maxtor acquisition was allocated as follows:

	For the Three Months Ended June 27, 2008	For the Year Ended June 27, 2008
Cost of revenue	$1	$2
Product development	2	10
Marketing and administrative	—	3

Total stock-based compensation expense	$3	$15

D	To exclude the gain on the sale of certain assets (allocated to Other income, net)

E	To exclude the tax effects, where applicable, of adjustments to GAAP net income